Exhibit 23.1

[Letterhead of Deloitte & Touche LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Current Report on Form 8-K filed by Charles River Laboratories International, Inc. on October 20, 2004 of our report dated February 20, 2004, relating to the financial statements of Inveresk Research Group, Inc., which appears in the Annual Report on Form 10-K of Inveresk Research Group, Inc. for the year ended December 31, 2003.

/s/	DELOITTE & TOUCHE LLP Edinburgh United Kingdom October 18, 2004